Exhibit 99.1

FOR IMMEDIATE RELEASE

Novanta Inc. announces acquisition of Riverpoint Medical

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Accelerates Novanta’s strategic direction, expands portfolio into high-growth minimally invasive surgery segment, and doubles recurring medical consumables revenue
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Transaction is immediately accretive to Novanta’s revenue growth, Adjusted Gross and EBITDA margins, Adjusted Diluted EPS, and Operating Cash Flows

BOSTON, June 9, 2026 — Novanta Inc. (NASDAQ: NOVT) (“Novanta” or the “Company”), a trusted technology partner to leading global medical and industrial original equipment manufacturers (OEMs), today announced that it has entered into a definitive agreement to acquire Riverpoint Medical (“Riverpoint Medical” or “Riverpoint”), a category leader in high-growth minimally invasive surgical consumables, from Arlington Capital Partners (“Arlington”), a Washington D.C.-area private investment firm. Under the terms of the agreement, Novanta will acquire all outstanding equity interests of the parent company of Riverpoint Medical for an upfront cash consideration of $1.2 billion and a milestone payment of $250 million in the first quarter of 2027. The transaction is expected to close in the third quarter of 2026, subject to customary regulatory approvals and closing conditions.

The transaction is aligned with Novanta’s strategy to shift its portfolio to more durable, recurring revenue streams, which will help further reduce business cyclicality, deepen Novanta’s medical OEM partnerships, and help compound and accelerate revenue and cash flows.

Riverpoint Medical is a leading developer, designer, and manufacturer of medical devices focused on advanced surgical fibers and related technologies, providing strategic OEMs with private-label minimally invasive surgical consumables and instruments across high-growth end markets including sports medicine, trauma and cardiovascular surgery. Riverpoint’s portfolio includes unique implants and constructs requiring complex assemblies, and novel IP-protected coatings for absorbable and non-absorbable implant material.

“Riverpoint Medical is an exceptional business, a market leader in high-growth minimally invasive surgical consumables that is perfectly aligned with our strategic direction and our business model,” said Matthijs Glastra, Chair and Chief Executive Officer of Novanta. “Riverpoint Medical is growing revenue and cash flows at twice the rate of Novanta, with an expected long-term annual revenue growth outlook of 12% to 15%. Together with Novanta's core business, this acquisition is projected to double our recurring medical consumables revenue to approximately $300 million, deepen our medical end-market concentration to 60% of total revenue, and meaningfully accelerate revenue and profit growth. Because Novanta and Riverpoint serve a common customer base, we will be able to deepen those relationships while adding an additional addressable market opportunity of $2 billion. Beyond the core transaction, we expect this will meaningfully advance our regional manufacturing footprint, placing FDA-registered production capacity in the markets our customers serve, reducing supply chain risk and improving responsiveness. Riverpoint is the right fit, at the right time, and Novanta is the right owner.”

"Novanta is the ideal partner for Riverpoint Medical and for the customers we serve," said Doug King, Chief Executive Officer of Riverpoint Medical. "We have built a uniquely capable business that serves as the innovation engine behind some of the most important new product development programs of our OEM customers in sports medicine, trauma and cardiovascular surgery, utilizing highly specialized implantable surgical fibers. Joining Novanta will accelerate our strategy, while giving our customers access to a broader suite of surgical solutions through a single, deeply trusted OEM partner. We are thankful to Arlington for their strong partnership in guiding us to this point and are excited about the opportunities and resources Novanta will provide our team going forward, giving them the resources and operational infrastructure to scale faster and expand into adjacencies. We are proud of what Riverpoint has accomplished but are more excited about what we will create together."

Matt Altman, a Managing Partner at Arlington, said, “When we first partnered with Riverpoint, we recognized a company with exceptional engineering talent and differentiated capabilities in surgical fiber and biomedical textiles. Together with the management team, we’ve meaningfully expanded its product portfolio, scaled its manufacturing, and broadened its end markets. Novanta is the ideal home for Riverpoint's next chapter, and we're confident the combination will accelerate innovation for customers and create lasting opportunities for the team.” Gordon Auduong, a Managing Director at Arlington, added, “Riverpoint exemplifies the kind of business we set out to build at Arlington—mission-critical products, deep technical capability, and a culture of innovation. We’re proud of what this team has accomplished and excited to see Riverpoint join Novanta, a strategic partner with the scale and resources to take its technologies to the next level.”

Transaction details and financial impact

The upfront purchase price of $1.2 billion represents approximately 19x Riverpoint’s estimated 2026 Adjusted EBITDA excluding synergies, or approximately 17x estimated 2026 Adjusted EBITDA, including the full value of expected year-5 pro forma synergies.

Under Novanta’s ownership upon closing, Riverpoint is expected to generate Adjusted EBITDA, including synergies, of approximately $80 million in 2027. In addition, Novanta has identified more than $80 million in potential cumulative profit and cash flow synergies over five years after closing. Upon completion of the transaction, Riverpoint Medical will be reported under Novanta’s Medical Solutions operating segment.

The transaction will be financed through a combination of cash on hand and Novanta’s existing credit facility, and the recently completed $300 million equity raise.

The transaction is expected to be immediately accretive in 2026 to Novanta’s Adjusted Diluted Earnings Per Share, and in 2027 accretive to revenue growth rate, Adjusted Gross and EBITDA Margins, Adjusted Diluted Earnings Per Share, and Operating Cash Flows. Novanta expects its net leverage ratio to be approximately 2.7x (less than 3.0x on a gross leverage basis) after closing the transaction in the Third Quarter 2026. Novanta expects to reduce its net leverage ratio to be below 2.3x by year-end 2027.

The Company notes that it confirms its previously issued Second Quarter and Full Year 2026 financial guidance for the standalone Company and will update guidance for the impact of the Riverpoint acquisition once the transaction is closed.

Advisors

Baird and J.P. Morgan Securities LLC served as financial advisors to Novanta. Ropes & Gray LLP and King & Spalding LLP served as Novanta’s legal advisors in connection with the transaction. Jefferies LLC served as sole financial advisor to Riverpoint Medical and Goodwin Procter LLP served as Riverpoint Medical’s legal advisor.

About Novanta

Novanta is a leading global supplier of core technology solutions that give medical, life science, and advanced industrial original equipment manufacturers a competitive advantage. We combine deep proprietary expertise and competencies in precision medicine, precision manufacturing, robotics and automation, and advanced surgery with a proven ability to solve complex technical challenges. This enables Novanta to engineer proprietary technology solutions that deliver extreme precision and performance, tailored to our customers' demanding applications. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation, the Novanta Growth System, and our customers’ success. Novanta’s common shares are quoted on Nasdaq under the ticker symbol “NOVT.” For more information, visit www.novanta.com.

About Riverpoint Medical

Riverpoint Medical is a category leader in high-growth minimally invasive surgical consumables, designing and manufacturing IP-protected, private-label products for leading medical OEM customers. Riverpoint’s portfolio includes suture anchors, implantable materials, sutures, and surgical instruments, primarily serving sports medicine and cardiovascular surgery applications. The company’s differentiated position is built on proprietary material science and coating technologies, including osteoconductive materials and coatings, and its ability to own the 510(k) clearance process end-to-end for its customers. Riverpoint is headquartered in Portland, Oregon U.S.A., with manufacturing operations in Portland, Oregon and San Jose, Costa Rica. For more information, visit www.rpmed.com.

About Arlington Capital Partners

Arlington Capital Partners is a Washington, D.C.-area private investment firm specializing in government-regulated industries. Focused on the healthcare, aerospace and defense, and government services and technology sectors, the firm partners with founders and entrepreneurs to build platforms of strategic importance to national priorities. Operating in markets with high barriers to entry, Arlington looks to partner with organizations within these industries that save lives, improve effectiveness, and reduce costs. Since inception in 1999, Arlington has invested in over 200 companies and raised over $14 billion in committed capital. The Firm is currently investing out of its $6 billion Fund VII. For more information, visit Arlington’s website at www.arlingtoncap.com and follow Arlington on LinkedIn.

Conference Call Information

The Company will host a conference call on Tuesday, June 9, 2026 at 8:30 a.m. ET to discuss this announcement. To access the call, please dial (888) 346-3959 prior to the scheduled conference call time. Alternatively, the conference call can be accessed online via a live webcast on the Events & Presentations page of the Investors section of the Company’s website at www.novanta.com.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call in the Investor Relations section of the Company’s website at www.novanta.com. The replay will remain available until Tuesday, September 08, 2026.

Safe Harbor and Forward-Looking Information

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “target,” “could,” “should,” “may,” “will,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, the statements of Mr. Glastra and Mr. King in this press release; statements regarding the proposed acquisition of Riverpoint Medical, the expected timing and completion of the transaction, the ability of the parties to satisfy the conditions precedent to consummation of the proposed transaction, including the ability to secure the applicable regulatory approvals on the terms expected, at all or in a timely manner, the anticipated benefits and synergies of the transaction, our ability to successfully integrate Riverpoint Medical, and our ability to implement our plans, forecasts and other expectations with respect to Riverpoint Medical’s business after the completion of the acquisition, expected financial performance and impact, financial position and financial measures and metrics, including expectations regarding accretion, revenue growth, margins, cash flows, leverage ratios and adjusted earnings per share, the expected financing of the transaction statements, our financial outlook for Novanta, Riverpoint Medical and the combined companies, expectations for future growth and prospects, expectations for strategies and business models, and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause future expectations and actions and actual results to differ materially from those contained in the forward-looking statements. Our future expectations and actions and actual results could differ materially from those anticipated in these forward-looking statements as a result of various important factors, including, but not limited to, the following: the risk that the transaction may not be completed on the anticipated timeline or at all; the possibility that any of the anticipated benefits or synergies of the transaction may not be realized; the risk that the business of Riverpoint Medical may not be integrated successfully; risks relating to the financing for the transaction; risks relating to the effect of the announcement of the proposed transaction on the ability of Riverpoint Medical to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of our and Riverpoint Medical management's attention from ongoing business operations due to the proposed transaction; the significant costs associated with the proposed transaction; and

other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition that are discussed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by our subsequent filings with the Securities and Exchange Commission. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. Undue reliance should not be placed on these statements, which are only effective as of the date of this news release. The Company disclaims any obligation to publicly update or revise any such forward-looking statements as a result of developments occurring after the date of this news release except as required by law.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures referenced in this press release include Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Margin, and Adjusted Diluted EPS. A reconciliation of these forward-looking non-GAAP measures to the most directly comparable GAAP financial measures is not provided because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including the final purchase price allocation, amortization of acquired intangibles, and other acquisition-related items not available prior to closing. For definitions of these measures and reconciliations of historical non-GAAP results, refer to Novanta's most recent filings with the Securities and Exchange Commission.

More information about Novanta is available on the Company’s website at www.novanta.com. For additional information, please contact Novanta Investor Relations at (781) 266-5137 or InvestorRelations@novanta.com.

Novanta Inc.

Investor Relations Contact:

Ray Nash

(781) 266-5137

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